Exhibit 99.1

Contact:

Jeff Misakian

Global Vice President, Investor Relations

(562) 552-9417

jmisakian@go2uti.com

UTi WORLDWIDE REPORTS FISCAL 2013

THIRD QUARTER RESULTS

Long Beach, Calif., December 6, 2012 – UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2013 third quarter ended October 31, 2012.

Fiscal Third Quarter 2013 vs. 2012 Results:

•	Revenues were $1,128.9 million, a decrease of 10.7 percent from $1,264.5 million.

•	Net revenues (revenues minus purchased transportation costs) were $403.6 million, a decrease of 9.0 percent from $443.4 million.

•	Net income attributable to UTi Worldwide Inc. was $10.5 million, or $0.10 per diluted share, compared to $28.5 million, or $0.28 per diluted share.

•	After-tax severance and legal costs were $5.8 million, compared to $1.1 million.

•	Excluding severance and legal costs, adjusted net income attributable to UTi Worldwide Inc. was $16.3 million, or $0.16 per diluted share, compared to $29.7 million, or $0.29 per diluted share.

•

All references to adjusted items and organic items in this release refer to non-GAAP results. A reconciliation of GAAP to these non-GAAP results is provided in the supplemental financial information attached to this release.

Eric W. Kirchner, chief executive officer, said, “Macroeconomic and freight conditions remained weak throughout our fiscal 2013 third quarter, and we see no real catalysts to drive increases in the foreseeable future. Global economies are slowing, consumer demand is weak and clients remain very cautious. As we anticipated, a broad peak season failed to materialize in the third quarter. Airfreight lagged the most, as weight per shipment fell and clients favored lower cost options like ocean freight. Competition remains intense and carriers have attempted to increase shipping rates. This dynamic is pressuring net revenue per unit throughout the industry. Contract logistics activity was lower in the third quarter, primarily in Europe and the Americas, while distribution activity in Africa was higher. We continued to win new business, but at a pace that was insufficient to offset the reductions from existing business in both segments.”

Kirchner continued, “Our operating expenses, which are more closely tied to shipments rather than tonnage or TEU count, did not decrease as much as net revenue. In response to lower volumes, we are taking additional actions to remove approximately $25 million in annualized expenses, some of which we had planned to execute through our transformation in fiscal 2014. Our system rollout is progressing. We have launched our new operating system in five countries and our new financial system in 12 countries. We have plans to deploy both systems in more countries by the end of the fiscal year. We remain focused on achieving our operating ratio targets within fiscal 2015.”

Revenues decreased 10.7 percent in the fiscal 2013 third quarter compared to the same period last year, primarily due to the impact of currency, weaker airfreight tonnage and lower pricing. Net revenues fell 9.0 percent in the fiscal 2013 third quarter, primarily due to currency translation and lower volumes. On an organic basis, revenues decreased 6.5 percent, while net revenues decreased 4.2 percent in the fiscal 2013 third quarter, compared to the same period last year.

Operating expenses less purchased transportation costs were $380.9 million in the third quarter of fiscal 2013, compared to $395.1 million in the same period last year. The company accrued $5.2 million for a recent legal judgment relating to a warehouse fire in 2006. Severance costs (before taxes) totaled $3.9 million in the fiscal 2013 third quarter, compared to $1.7 million in the third quarter of last year. Severance costs in both periods were primarily related to the company’s transformation activities.

Excluding severance and legal costs from both periods, adjusted operating expenses less purchased transportation costs were $371.8 million in the fiscal 2013 third quarter, a decrease of 5.5 percent from $393.4 million in the same period last year, primarily due to currency effects. On an organic basis, adjusted operating expenses less purchased transportation costs decreased 0.6 percent, compared to the same period last year.

Operating income in the fiscal 2013 third quarter was $22.7 million. Excluding severance and other costs described above, adjusted operating income was $31.8 million, or 7.9 percent of net revenues. This compares to adjusted operating income in the fiscal 2012 third quarter of $49.9 million, or 11.3 percent of net revenues. Currency effects reduced operating income in the fiscal 2013 third quarter by $1.9 million. In addition, the negative impact from superstorm Sandy and the transportation strikes in South Africa are estimated at approximately $3.5 million in the third quarter.

Investor Conference Call:

UTi management will host an investor conference call today, December 6, 2012, at 8:00 a.m. PST (11:00 a.m. EST) to review the company’s financial results for the fiscal 2013 third quarter. Investment professionals are invited to participate in the live call by dialing 877-941-0844 (domestic) or 480-629-9835 (international) using conference ID 4577233. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and

www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PST, today, through December 9, 2012, by calling 800-406-7325 (domestic) or 303-590-3030 (international) and using replay passcode 4577233.

About UTi Worldwide:

UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

Use of Non-GAAP Financial Information:

This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has included information in this press release relating to organic revenue and organic net revenue changes, which are adjusted to exclude the impact of currency fluctuations between comparable periods. The company also has referred to operating expenses less purchased transportation costs, and to adjusted operating expenses less purchased transportation costs, which are operating expenses less purchased transportation costs that are further adjusted to exclude severance and other costs. The company has also included information relating to organic adjusted operating expenses less purchased transportation costs, which are adjusted operating expenses less purchased transportation costs that are further adjusted to exclude the impact of currency fluctuations between comparable periods. The company has further referred to adjusted operating income and adjusted net income, each of which is adjusted to exclude severance and other costs as described above. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for, or superior to, the relevant measures prepared and presented in accordance with U.S. GAAP. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.

Safe Harbor Statement:

Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such forward-looking statements may include, but are not limited to, statements about the continuation of adverse macroeconomic and freight trends for the foreseeable future, the long-term outlook for the company and the industry, the company’s ability to remove approximately $25 million in annualized expenses, the status and timing of the company’s freight forwarding operating and finance systems, including its plans to launch in additional countries by the end of fiscal 2013, the company’s focus on achieving its long-term operating ratio targets within fiscal 2015, and any other statements not of an historical nature. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to: volatility with respect to global trade; global economic, political and market conditions, including those in Africa, Asia and EMENA; risks associated with the company’s business transformation initiative; volatile fuel costs; transportation capacity, pricing dynamics and the ability of the company to secure space on third party aircraft, ocean vessels and other modes of transportation; changes in foreign exchange rates; material interruptions in transportation services; risks of international operations; risks associated with, and the potential for penalties, fines, costs and expenses the company may incur as a result of the ongoing publicly announced governmental investigations into the international air freight and air cargo transportation industry and other related investigations and lawsuits; risks of adverse legal judgments and other liabilities not limited by contract or covered by insurance; the financial condition of the company’s customers; disruptions caused by epidemics, natural disasters, conflicts, wars and terrorism; and the other risks and uncertainties described in “Risk Factors” and “Forward-looking Statements” in the company’s Annual Report on Form 10-K/A for the fiscal year ended January 31, 2012, any subsequently filed Quarterly Reports on Form 10-Q and as described in the company’s other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

(Tables Follow)

UTi Worldwide Inc.

Condensed Consolidated Statements of Income

(in thousands, except share and per share amounts)

	Three months ended October 31,		Nine months ended October 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Revenues:
Airfreight forwarding	$344,757	$431,247	$1,096,291	$1,335,948
Ocean freight forwarding	295,434	325,499	885,040	927,773
Customs brokerage	29,655	31,579	88,335	94,914
Contract logistics	203,347	217,227	608,818	629,051
Distribution	152,767	146,772	448,169	415,866
Other	102,906	112,212	306,284	357,047

Total revenues	1,128,866	1,264,536	3,432,937	3,760,599

Operating expenses:
Purchased transportation costs:
Airfreight forwarding	265,280	335,369	853,786	1,051,426
Ocean freight forwarding	243,791	271,832	731,506	772,685
Customs brokerage	1,375	1,062	4,154	3,822
Contract logistics	53,445	53,668	157,798	151,876
Distribution	104,833	100,413	304,065	283,663
Other	56,540	58,817	166,188	199,779
Staff costs	219,055	238,868	675,573	715,348
Depreciation	12,254	12,204	34,979	36,437
Amortization of intangible assets	2,974	3,870	9,376	12,098
Severance and other	9,097	1,655	12,921	9,987
Other operating expenses	137,542	138,497	403,341	416,663

Total operating expenses	1,106,186	1,216,255	3,353,687	3,653,784

Operating income	22,680	48,281	79,250	106,815
Interest expense, net	(2,225)	(3,323)	(7,527)	(11,414)
Other expense, net	(208)	(677)	(508)	(278)

Pretax income	20,247	44,281	71,215	95,123
Provision for income taxes	7,378	13,971	23,899	29,465

Net income	12,869	30,310	47,316	65,658
Net income attributable to noncontrolling interests	2,321	1,774	4,999	5,506

Net income attributable to UTi Worldwide Inc.	$10,548	$28,536	$42,317	$60,152

Basic earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.10	$0.28	$0.41	$0.59
Diluted earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.10	$0.28	$0.41	$0.58
Number of weighted-average common shares outstanding used for per share calculations
Basic shares	103,736,084	102,755,296	103,468,700	102,514,547
Diluted shares	103,953,783	103,410,669	103,947,047	103,460,757

UTi Worldwide Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	October 31, 2012	January 31, 2012
	(Unaudited)
ASSETS
Cash and cash equivalents	$226,993	$321,761
Trade receivables, net	996,221	947,480
Deferred income taxes	19,897	20,372
Other current assets	149,069	132,545

Total current assets	1,392,180	1,422,158
Property, plant and equipment, net	245,805	216,299
Goodwill and other intangible assets, net	544,638	534,237
Investments	995	1,108
Deferred income taxes	40,856	43,272
Other non-current assets	37,336	38,575

Total assets	$2,261,810	$2,255,649

LIABILITIES & EQUITY
Bank lines of credit	$150,381	$76,240
Short-term borrowings	968	1,019
Current portion of long-term borrowings	44,041	21,775
Current portion of capital lease obligations	10,792	13,768
Trade payables and other accrued liabilities	766,887	859,086
Income taxes payable	14,696	12,657
Deferred income taxes	3,949	1,927

Total current liabilities	991,714	986,472
Long-term borrowings, excluding current portion	218,715	231,204
Capital lease obligations, excluding current portion	14,596	15,845
Deferred income taxes	24,649	31,845
Other non-current liabilities	40,104	38,775
Commitments and contingencies
UTi Worldwide Inc. shareholders’ equity:
Common stock	501,400	491,073
Retained earnings	539,769	503,675
Accumulated other comprehensive loss	(83,059)	(55,983)

Total UTi Worldwide Inc. shareholders’ equity	958,110	938,765
Non-controlling interests	13,922	12,743

Total equity	972,032	951,508

Total liabilities and equity	$2,261,810	$2,255,649

UTi Worldwide Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine months ended October 31,
	2012	2011
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$47,316	$65,658
Adjustments to reconcile net income to net cash (used in)/provided by operating activities:
Share-based compensation costs	11,689	11,302
Depreciation	34,979	36,437
Amortization of intangible assets	9,376	12,098
Amortization of debt issuance costs	931	1,925
Deferred income taxes	(2,937)	275
Uncertain tax positions	(1,136)	391
Excess tax benefits from share-based compensation	(9)	(430)
Loss/(gain) on disposal of property, plant and equipment	25	(632)
Provision for doubtful accounts	978	4,474
Other	1,450	1,512
Net changes in operating assets and liabilities	(160,135)	(111,339)

Net cash (used in)/provided by operating activities	(57,473)	21,671
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, excluding software	(31,371)	(36,969)
Proceeds from disposal of property, plant and equipment	2,484	4,706
Purchases of software and other intangible assets	(26,792)	(26,217)
Net increase in other non-current assets	(406)	(4,186)
Other	99	(29)

Net cash used in investing activities	(55,986)	(62,695)
FINANCING ACTIVITIES:
Net borrowings/(repayments) under bank lines of credit	75,544	(19,450)
Net increase/(decrease) in short-term borrowings	10	(6,588)
Proceeds from issuance of long-term borrowings	3,629	153,988
Repayments of long-term borrowings	(21,180)	(35,286)
Debt issuance costs	(999)	(2,153)
Repayments of capital lease obligations	(13,757)	(12,039)
Acquisitions of non-controlling interests	—	(13,196)
Distributions to non-controlling interests and other	(2,433)	(183)
Ordinary shares settled under share-based compensation plans	(3,042)	(1,800)
Proceeds from issuance of ordinary shares	1,671	1,803
Excess tax benefit from share-based compensation	9	430
Dividends paid	(6,223)	(6,165)

Net cash provided by financing activities	33,229	59,361
Effect of foreign exchange rate changes on cash and cash equivalents	(14,538)	(6,102)

Net (decrease)/increase in cash and cash equivalents	(94,768)	12,235
Cash and cash equivalents at beginning of period	321,761	326,795

Cash and cash equivalents at end of period	$226,993	$339,030

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended October 31, 2012
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$738,136	$390,730	$—	$1,128,866

Purchased transportation costs	558,543	166,721	—	725,264
Staff costs	102,476	109,166	7,413	219,055
Depreciation	3,858	7,463	933	12,254
Amortization of intangible assets	1,006	1,428	540	2,974
Severance and other	833	6,547	1,717	9,097
Other operating expenses	46,302	86,321	4,919	137,542

Total operating expenses	713,018	377,646	15,522	1,106,186

Operating income/(loss)	$25,118	$13,084	$(15,522)	22,680

Interest expense, net				(2,225)
Other expense, net				(208)

Pretax income				20,247
Provision for income taxes				7,378

Net income				12,869
Net income attributable to non-controlling interests				2,321

Net income attributable to UTi Worldwide Inc.				$10,548

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended October 31, 2011
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$859,855	$404,681	$—	$1,264,536

Purchased transportation costs	658,436	162,725	—	821,161
Staff costs	110,609	120,614	7,645	238,868
Depreciation	4,287	7,465	452	12,204
Amortization of intangible assets	1,051	2,279	540	3,870
Severance and other	909	675	71	1,655
Other operating expenses	47,350	86,498	4,649	138,497

Total operating expenses	822,642	380,256	13,357	1,216,255

Operating income/(loss)	$37,213	$24,425	$(13,357)	48,281

Interest expense, net				(3,323)
Other expense, net				(677)

Pretax income				44,281
Provision for income taxes				13,971

Net income				30,310
Net income attributable to non-controlling interests				1,774

Net income attributable to UTi Worldwide Inc.				$28,536

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Nine months ended October 31, 2012
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$2,269,917	$1,163,020	$—	$3,432,937

Purchased transportation costs	1,727,281	490,216	—	2,217,497
Staff costs	316,510	333,858	25,205	675,573
Depreciation	12,108	20,863	2,008	34,979
Amortization of intangible assets	3,077	4,679	1,620	9,376
Severance and other	3,009	7,656	2,256	12,921
Other operating expenses	137,327	252,356	13,658	403,341

Total operating expenses	2,199,312	1,109,628	44,747	3,353,687

Operating income/(loss)	$70,605	$53,392	$(44,747)	79,250

Interest expense, net				(7,527)
Other expense, net				(508)

Pretax income				71,215
Provision for income taxes				23,899

Net income				47,316
Net income attributable to non-controlling interests				4,999

Net income attributable to UTi Worldwide Inc.				$42,317

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Nine months ended October 31, 2011
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$2,591,360	$1,169,239	$—	$3,760,599

Purchased transportation costs	1,998,348	464,903	—	2,463,251
Staff costs	334,876	359,564	20,908	715,348
Depreciation	13,115	21,511	1,811	36,437
Amortization of intangible assets	3,262	6,956	1,880	12,098
Severance and other	5,006	4,163	818	9,987
Other operating expenses	147,000	255,320	14,343	416,663

Total operating expenses	2,501,607	1,112,417	39,760	3,653,784

Operating income/(loss)	$89,753	$56,822	$(39,760)	106,815

Interest expense, net				(11,414)
Other expense, net				(278)

Pretax income				95,123
Provision for income taxes				29,465

Net income				65,658
Net income attributable to non-controlling interests				5,506

Net income attributable to UTi Worldwide Inc.				$60,152

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Three months ended October 31, 2012
	Freight Forwarding Revenue	Contract Logistics and Distribution Revenue	Freight Forwarding Net Revenue	Contract Logistics and Distribution Net Revenue	Operating (Loss)/Income	Severance and Other
EMENA	$214,715	$55,467	$57,300	$31,818	$(1,363)	$983
Americas	189,119	213,631	46,239	95,605	10,435	1,083
Asia Pacific	217,098	18,928	47,350	12,564	7,200	5,238
Africa	117,204	102,704	28,704	84,022	21,930	76
Corporate	—	—	—	—	(15,522)	1,717

Total	$738,136	$390,730	$179,593	$224,009	$22,680	$9,097

	Three months ended October 31, 2011
	Freight Forwarding Revenue	Contract Logistics and Distribution Revenue	Freight Forwarding Net Revenue	Contract Logistics and Distribu tion Net Revenue	Operating Income/(Loss)	Severance and Other
EMENA	$256,160	$54,690	$66,424	$38,217	$2,441	$1,229
Americas	195,407	227,441	48,525	105,429	14,501	208
Asia Pacific	277,047	16,416	56,907	10,418	20,061	—
Africa	131,241	106,134	29,563	87,892	24,635	147
Corporate	—	—	—	—	(13,357)	71

Total	$859,855	$404,681	$201,419	$241,956	$48,281	$1,655

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Nine months ended October 31, 2012
	Freight Forwarding Revenue	Contract Logistics and Distribution Revenue	Freight Forwarding Net Revenue	Contract Logistics and Distribution Net Revenue	Operating Income/(Loss)	Severance and Other
EMENA	$695,566	$178,503	$176,485	$103,495	$567	$3,212
Americas	570,992	615,362	141,270	274,479	26,704	2,007
Asia Pacific	654,209	54,436	143,086	35,718	31,358	5,313
Africa	349,150	314,719	81,795	259,112	65,368	133
Corporate	—	—	—	—	(44,747)	2,256

Total	$2,269,917	$1,163,020	$542,636	$672,804	$79,250	$12,921

	Nine months ended October 31, 2011
	Freight Forwarding Revenue	Contract Logistics and Distribution Revenue	Freight Forwarding Net Revenue	Contract Logistics and Distribution Net Revenue	Operating (Loss)/Income	Severance and Other
EMENA	$808,050	$169,756	$201,492	$115,052	$1,596	$7,216
Americas	574,877	647,313	144,912	306,781	30,177	1,558
Asia Pacific	825,159	46,006	162,595	29,330	52,765	248
Africa	383,274	306,164	84,013	253,173	62,037	147
Corporate	—	—	—	—	(39,760)	818

Total	$2,591,360	$1,169,239	$593,012	$704,336	$106,815	$9,987

UTi Worldwide Inc.

Supplemental Financial Information – Reconciliation to US GAAP

(in thousands, except per share amounts)

(Unaudited)

	Three months ended October 31, 2012	Three months ended October 31, 2011
GAAP Revenues	$1,128,866	$1,264,536
Less: Purchased transportation costs	(725,264)	(821,161)

Net Revenues	$403,602	$443,375

GAAP Operating expenses	$1,106,186	$1,216,255
Less: Purchased transportation costs	(725,264)	(821,161)

Operating expenses less purchased transportation costs	380,922	395,094
Severance and other (1)(2)	(9,097)	(1,655)

Non-GAAP Operating expenses	$371,825	$393,439

GAAP Operating income	$22,680	$48,281
Severance and other (1)(2)	9,097	1,655

Non-GAAP Operating income	$31,777	$49,936

Percent of Net Revenues	7.9%	11.3%

GAAP Pretax income	$20,247	$44,281
Severance and other (1)(2)	9,097	1,655

Non-GAAP Pretax income	$29,344	$45,936

GAAP Provision for income taxes	$7,378	$13,971
Severance and other (1)(2)	3,315	522

Non-GAAP Provision for income taxes	$10,693	$14,493

GAAP Net income attributable to UTi Worldwide Inc.	$10,548	$28,536
Adjustment for:
Severance and other (1)(2)	9,097	1,655
Income tax severance and other (3)	(3,315)	(522)

Non-GAAP Net income attributable to UTi Worldwide Inc.	$16,330	$29,669

GAAP Diluted earnings per common share	$0.10	$0.28
Adjustment for:
Severance and other (1)(2)	0.09	0.02
Income tax severance and other (3)	(0.03)	(0.01)

Non-GAAP Diluted earnings per common share	$0.16	$0.29

(1)	During the three months ended October 31, 2012, the company recorded pre-tax severance of $3,884 primarily related to transformation activities and accrued pre-tax expenses of $5,213 relating to a legal judgment.
(2)	During the three months ended October 31, 2011, the company recorded pre-tax severance of $1,655 primarily related to transformation activities.
(3)	The provisions for income tax adjustment related to the severance and other costs were calculated based on the prevailing tax rate in each jurisdiction.

UTi Worldwide Inc.

Supplemental Financial Information – Reconciliation to US GAAP

(in thousands, except per share amounts)

(Unaudited)

	Nine months ended October 31, 2012	Nine months ended October 31, 2011
GAAP Revenues	$3,432,937	$3,760,599
Less: Purchased transportation costs	(2,217,497)	(2,463,251)

Net Revenues	$1,215,440	$1,297,348

GAAP Operating expenses	$3,353,687	$3,653,784
Less: Purchased transportation costs	(2,217,497)	(2,463,251)

Operating expenses less purchased transportation costs	1,136,190	1,190,533
Severance and other (4)(5)	(12,921)	(9,987)

Non-GAAP Operating expenses	$1,123,269	$1,180,546

GAAP Operating income	$79,250	$106,815
Severance and other (4)(5)	12,921	9,987

Non-GAAP Operating income	$92,171	$116,802

Percent of Net Revenues	7.6%	9.0%

GAAP Pretax income	$71,215	$95,123
Severance and other (4)(5)	12,921	9,987

Non-GAAP Pretax income	$84,136	$105,110

GAAP Provision for income taxes	$23,899	$29,465
Severance and other (4)(5)	4,336	3,094

Non-GAAP Provision for income taxes	$28,235	$32,559

GAAP Net income attributable to UTi Worldwide Inc.	$42,317	$60,152
Adjustment for:
Severance and other (4)(5)	12,921	9,987
Income tax severance and other (6)	(4,336)	(3,094)

Non-GAAP Net income attributable to UTi Worldwide Inc.	$50,902	$67,045

GAAP Diluted earnings per common share	$0.41	$0.58
Adjustment for:
Severance and other (4)(5)	0.12	0.10
Income tax severance and other (6)	(0.04)	(0.03)

Non-GAAP Diluted earnings per common share	$0.49	$0.65

(4)	During the nine months ended October 31, 2012, the company recorded pre-tax severance of $7,708 primarily related to transformation activities and pre-tax accrued expenses of $5,213 relating to a legal judgment.
(5)	During the nine months ended October 31, 2011, the company recorded pre-tax severance and other charges totaling $9,987, which were comprised of $8,073 in severance costs related to transformation activities and $1,914 in severance and facility exit costs associated with the closure of certain underutilized contract logistics facilities in Europe.
(6)	The provisions for income tax adjustment related to the severance and other costs were calculated based on the prevailing tax rate in each jurisdiction.

UTi Worldwide Inc.

Organic Growth Reconciliation

(Unaudited)

Set forth below is a reconciliation of the company’s organic growth rates and the growth rates based on the company’s GAAP reported results in the company’s revenues, net revenues and operating expenses less purchased transportation costs for the three months ended October 31, 2012. Organic growth is a non-GAAP measure that excludes the impact of foreign currency translation.

Three months ended October 31, 2012:

	Total Net Change	+/(-) Currency Impact	Organic Growth	+/(-) Non-GAAP Items (7)(8)	Adjusted Organic Growth
Revenues	(11)%	4%	(7)%	—%	(7)%
Net revenues	(9)%	5%	(4)%	—%	(4)%
Operating expenses less purchased transportation costs	(4)%	5%	1%	(2)%	(1)%

(7)	During the three months ended October 31, 2012, the company recorded pre-tax severance of $3,884 primarily related to transformation activities and pre-tax accrued expenses of $5,213 relating to a legal judgment.
(8)	During the three months ended October 31, 2011, the company recorded pre-tax severance of $1,655 primarily related to transformation activities.

UTi Worldwide Inc.

Organic Growth Reconciliation

(Unaudited)

Set forth below is a reconciliation of the company’s organic growth rates and the growth rates based on the company’s GAAP reported results in the company’s revenues, net revenues and operating expenses less purchased transportation costs for the nine months ended October 31, 2012. Organic growth is a non-GAAP measure that excludes the impact of foreign currency translation.

Nine months ended October 31, 2012:

	Total Net Change	+/(-) Currency Impact	Organic Growth	+/(-) Non-GAAP Items (9)(10)	Adjusted Organic Growth
Revenues	(9)%	5%	(4)%	—%	(4)%
Net revenues	(6)%	6%	0%	—%	0%
Operating expenses less purchased transportation costs	(5)%	6%	1%	—%	1%

(9)	During the nine months ended October 31, 2012, the company recorded pre-tax severance of $7,708 primarily related to transformation activities and pre-tax accrued expenses of $5,213 relating to a legal judgment.
(10)	During the nine months ended October 31, 2011, the company recorded pre-tax severance and other charges totaling $9,987, which were comprised of $8,073 in severance costs related to transformation activities and $1,914 in severance and facility exit costs associated with the closure of certain underutilized contract logistics facilities in Europe.